Exhibit 99.1

Contact:

Dennis A. Dysart	M. Shane Bell
Interim Chief Executive Officer	Chief Financial Officer
(540) 465-9121	(540) 465-9121
ddysart@therespowerinone.com	sbell@therespowerinone.com

News Release
April 22, 2011

FIRST NATIONAL CORPORATION ANNOUNCES FIRST QUARTER EARNINGS

Strasburg, Virginia (April 22, 2011) --- First National Corporation (the “Company”) (OTCBB: FXNC) announced first quarter 2011 earnings of $1.0 million.    Net income available to common shareholders totaled $781 thousand for the first quarter of 2011, or $0.26 per basic and diluted share.  Net income available to common shareholders totaled $794 thousand, or $0.27 per basic and diluted share, for the same period in 2010.

“We are pleased to report a profitable first quarter of 2011, after aggressively dealing with problem loans and writing down the values of foreclosed properties during the fourth quarter of 2010,” said Dennis A. Dysart, interim Chief Executive Officer of First National Corporation.  “We have been implementing loan work out strategies to improve asset quality and maximize loan repayments.  These strategies have been designed to protect shareholders’ equity.”

Core operating results remained steady when compared to the same quarter one year ago.  Dysart continued, “I am proud of employee efforts to seek additional revenue opportunities and reduce expenses to stabilize profitability in the current operating environment.”

Core operating results are measured by income before taxes, plus the provision for loan losses and the provision for other real estate owned.

Quarterly Performance

First quarter 2011 earnings were consistent with the same quarter of 2010.  Net interest income and noninterest income were relatively unchanged, while noninterest expense increased 4% when comparing the two periods.  Return on assets and return on equity were 0.74% and 8.31%, respectively, for the first quarter of 2011, compared to 0.75% and 7.45% for the same quarter in 2010.

Net interest income remained relatively unchanged at $4.9 million for the first quarter of 2011 when compared to the same quarter of 2010.  The net interest margin was 12 basis points lower and average interest-earning assets were $13.2 million higher when comparing the two periods.  The margin was 3.89% for the quarter ended March 31, 2011 compared to 4.01% for the same period of 2010.  The decline in the margin was the result of a change in the earning asset mix.

Noninterest income was $1.3 million for the first quarter of 2011, which was consistent with the same quarter of 2010.  A decrease in overdraft fee income was offset by increases in ATM, check card and trust and investment advisory fees.  Noninterest expense was slightly higher for the first quarter of 2011 when compared to the same quarter of 2010, primarily due to the provision for other real estate owned.

Net charge-offs were $3.1 million for the first quarter of 2011 compared to $352 thousand for the same quarter of 2010.  The allowance for loan losses totaled $13.2 million or 3.09% of total loans at March 31, 2011, compared to $7.2 million or 1.62% of total loans at March 31, 2010.  The loan loss provision totaled $270 thousand for the first quarter of 2011 compared to $411 thousand for the same period in 2010.

Cautionary Statements

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Annual Report on Form 10-K for the year ended December 31, 2010, which can be accessed from the Company’s website at www.therespowerinone.com, as filed with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 10 branch offices in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited) For the Three Months Ended
Income Statement	March 31, 2011	March 31, 2010
Interest and dividend income
Interest and fees on loans	$5,833	$6,260
Interest on federal funds sold	7	-
Interest on deposits in banks	7	2
Interest and dividends on securities available for sale:
Taxable interest	451	468
Tax-exempt interest	123	145
Dividends	17	12
Total interest and dividend income	$6,438	$6,887

Interest expense
Interest on deposits	$1,303	$1,676
Interest on federal funds purchased	-	5
Interest on company obligated mandatorily redeemable capital securities	109	108
Interest on other borrowings	91	149
Total interest expense	$1,503	$1,938

Net interest income	$4,935	$4,949
Provision for loan losses	270	411
Net interest income after provision for loan losses	$4,665	$4,538

Noninterest income
Service charges on deposit accounts	$501	$609
ATM and check card fees	371	314
Trust and investment advisory fees	342	310
Fees for other customer services	73	73
Gains on sale of loans	47	40
Gains on sale of securities available for sale	-	2
Gains (losses) on sale of other real estate owned, net	-	(52)
Other operating income	6	25
Total noninterest income	$1,340	$1,321

Noninterest expense
Salaries and employee benefits	$2,288	$2,227
Occupancy	341	344
Equipment	325	348
Marketing	105	124
Stationery and supplies Legal and professional fees	79 201	97 226
ATM and check card fees	171	177
FDIC assessment	190	187
Provision for other real estate owned	130	-
Other operating expense	725	667
Total noninterest expense	$4,555	$4,397

Income before income taxes	$1,450	$1,462
Income tax provision	447	447
Net income	$1,003	$1,015
Effective dividend and accretion on preferred stock	222	221
Net income available to common shareholders	$781	$794

Common Share and Per Common Share Data
Net income, basic and diluted	$0.26	$0.27
Shares outstanding at period end	2,952,303	2,936,931
Weighted average shares, basic and diluted	2,949,166	2,932,879
Book value at period end	$11.86	$14.11
Cash dividends	$0.10	$0.14

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited) For the Three Months Ended
	March 31, 2011	March 31, 2010
Key Performance Ratios
Return on average assets	0.74%	0.75%
Return on average equity	8.31%	7.45%
Net interest margin	3.89%	4.01%
Efficiency ratio (1)	69.67%	68.65%

Asset Quality
Loan charge-offs	$3,225	$432
Loan recoveries	88	80
Net charge-offs	3,137	352
Non-accrual loans	11,016	8,546
Other real estate owned, net	5,428	6,554
Repossessed assets Nonperforming assets	14 16,458	23 15,123

Average Balances
Average assets	$552,939	$546,780
Average earning assets	522,432	509,259
Average shareholders’ equity	48,931	55,246

	(unaudited)
	March 31, 2011	March 31, 2010
Capital Ratios
Tier 1 capital	$58,027	$63,566
Total capital	63,641	69,330
Total capital to risk-weighted assets	14.41%	15.08%
Tier 1 capital to risk-weighted assets	13.14%	13.83%
Leverage ratio	10.50%	11.63%

Balance Sheet
Cash and due from banks	$7,329	$6,241
Interest-bearing deposits in banks	14,912	2,248
Federal funds sold	15,000	2,220
Securities available for sale, at fair value	66,660	57,664
Restricted securities, at cost	3,153	3,426
Loans held for sale	150	125
Loans, net of allowance for loan losses	413,148	435,243
Premises and equipment, net	20,020	20,377
Interest receivable	1,632	1,720
Other assets	18,231	15,876
Total assets	$560,235	$545,140

Noninterest-bearing demand deposits	$82,226	$81,603
Savings and interest-bearing demand deposits	185,076	149,597
Time deposits	210,421	224,947
Total deposits	$477,723	$456,147
Other borrowings	20,117	20,147
Company obligated mandatorily redeemable capital securities	9,279	9,279
Accrued expenses and other liabilities	3,937	4,089
Total liabilities	$511,056	$489,662

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited)
	March 31, 2011	March 31, 2010
Balance Sheet (continued)
Preferred stock	$14,160	$14,029
Common stock	3,690	3,671
Surplus	1,613	1,439
Retained earnings	29,455	35,488
Unearned ESOP shares	-	(8)
Accumulated other comprehensive income, net	261	859
Total shareholders’ equity	$49,179	$55,478

Total liabilities and shareholders’ equity	$560,235	$545,140

Loan Data
Mortgage loans on real estate:
Construction	$50,655	$52,605
Secured by farm land	6,018	6,305
Secured by 1-4 family residential	120,863	120,125
Other real estate loans	196,190	203,769
Loans to farmers (except those secured by real estate)	2,341	3,422
Commercial and industrial loans (except those secured by real estate)	37,318	40,307
Consumer installment loans	11,881	12,930
Deposit overdrafts	128	391
All other loans	922	2,554
Total loans	$426,316	$442,408
Allowance for loan losses	13,168	7,165
Loans, net	$413,148	$435,243

(1) The efficiency ratio is computed by dividing noninterest expense excluding the provision for other real estate owned by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on securities, premises and equipment and other real estate owned.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit for 2011 and 2010 was 34%.  Net interest income on a tax equivalent basis was $5,011 and $5,033 for the three months ended March 31, 2011 and 2010, respectively.  Noninterest income excluding securities, premises and equipment and other real estate owned gains and losses was $1,340 and $1,371 for the three months ended March 31, 2011 and 2010, respectively. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.